                         AUTOMATIC REINSURANCE AGREEMENT

                                     Between

                    FIRST METLIFE INVESTORS INSURANCE COMPANY

                                       and

                        EXETER REASSURANCE COMPANY, LTD.

                               AGREEMENT NO. 17259

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THIS REINSURANCE AGREEMENT (the "Agreement") is effective as of December 1, 2004 by and between FIRST METLIFE INVESTORS INSURANCE COMPANY ("Cedent"), a life insurance corporation organized and existing under the laws of New York and having it's principal place of business at Newport Beach, CA, and EXETER REASSURANCE COMPANY, LTD. ("Reinsurer"), a life insurance corporation organized and existing under the laws of Bermuda and having its principal place of business at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda.

THE BACKGROUND OF THIS AGREEMENT is that the Reinsurer has heretofore assumed, as of the date hereof, quota share portions of certain ceded annuity contract liabilities on Riders, listed in the attached Schedules, (the "Reinsured Contract(s)") issued by First MetLife Investors Insurance Company.

THIS AGREEMENT provides for the indemnity cession of a portion of the ceded liabilities of the Cedents with respect to the Reinsured Contracts and binds the Cedent and the Reinsurer and their successors and permitted assignees, respectively. This Agreement shall not create any right or legal relation whatever between the Reinsurer and any Cedent or any insured, owner, annuitant, beneficiary or other party to any Reinsured Contract.

THEREFORE, in consideration of the promises set forth in this Agreement, the parties agree as follows:


                                     Page 1

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                                    ARTICLE I

                               SCOPE OF AGREEMENT

A. This Agreement shall be effective as of December 1, 2004. While this Agreement continues in effect, the Cedent shall cede and the Reinsurer shall accept, as indemnity cessions hereunder, Reinsured Contracts that are issued by the Cedent on and after November 25, 2002.

B.   Guaranteed Minimum Death Benefit

     1. The indemnity cession shall be the share of the MNAR (defined in Article IV) that is generated, prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Death Benefit ("GMDB"), as specified in Schedule A.

     2. This Agreement covers only the Cedent's contractual liability for reinsured claims paid under variable annuity contract forms specified in Schedule A.

C.   Guaranteed Minimum Income Benefit

     1. The indemnity cession shall be the share of the IBNAR (defined in Article IV) that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Minimum Income Benefit Rider (the "Income Program") provisions of the Reinsured Contracts, as specified in Schedule A.

     2. This Agreement covers only the Cedent's contractual liability for reinsured claims that are realized upon annuitization under the contractual terms of the Income Program within the variable annuity contract forms specified in Schedule A.

D.   Guaranteed Withdrawal Benefit

     1. The indemnity cession shall be the share of the WBNAR (defined in Article IV) that is generated prior to the termination of the Reinsurer's liability (defined in Article II), by the Guaranteed Withdrawal Benefit Rider (the "Withdrawal Program") provisions of the Reinsured Contracts, as specified in Schedule A.

     2. This Agreement covers only the Cedent's contractual liability for reinsured claims paid under the variable annuity contract forms specified in Schedule A.

E. There are no aggregate or individual claim limits applicable to the benefits ceded.

F.   Spousal Continuances


                                     Page 2

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     Spousal continuances will be covered under this Agreement to the extent provided by the insured contract.

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                                   ARTICLE II

                    COMMENCEMENT AND TERMINATION OF LIABILITY

A. On liabilities ceded under the terms of this Agreement, the liability of the Reinsurer shall commence simultaneously with that of the Cedent.

B. The liability of the Reinsurer for all ceded liabilities under this Agreement may terminate in accordance with:

     1.   the Duration of Agreement provisions of this Agreement set forth in
          Article XX;

     2.   the termination provisions set forth within Article VI;

     3.   the Recapture Privileges set forth in Article IX. or

     4.   the coverage provided by the contract terminates.

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                                   ARTICLE III

                              ERRORS AND OMISSIONS

A. Any inadvertent errors or omissions on the part of one party occurring in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability to the first party that would have otherwise attached had such error or omission not occurred, provided that such error or omission is rectified as soon as practicable after discovery thereof.

B. The Reinsurer assumes no liability under this Agreement for any damages, fines, penalties, costs or expenses, or portion thereof, levied on or assessed against the Cedent by any court or regulatory body on the basis of negligence, oppression, malice, fraud, fault, wrongdoing or bad faith by the Cedent in connection with any claim or for any act or omission that is not consistent with the generally accepted practices and standards of the life insurance industry applicable at the time of such act or omission, unless the Reinsurer shall have received notice of and concurred with the actions taken or not taken by the Cedent that led to the levy or assessment, in which case the Reinsurer shall pay, as its share of such levy or assessment, the proportional amount determined by the ratio of reinsurance held by the Reinsurer to the total limit of liability under the Reinsured Contracts.

C. Each party will indemnify and hold the other party, its affiliates, directors, officers, employees and all other persons and entities acting on behalf of or under the control of any of them harmless from and against any and all claims, including reasonable attorneys fees and court costs, that result from any negligent, dishonest, malicious, fraudulent or criminal act or omission or arising out of or related to any incorrect representation, warranty or obligation of this Agreement or any failure or breach of this Agreement by the indemnifying party, its directors, officers, employees, other representatives or any other person or entity acting on behalf of or under the control of any of them.

D. In no event shall any party to this Agreement be liable to any other party for punitive, indirect or consequential damages arising under this Agreement for any cause whatsoever, whether or not such party has been advised or could have foreseen the possibility of such damages.

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                                   ARTICLE IV

                               NET AMOUNT AT RISK

GMDB
-----

A. The MNAR (Mortality Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     MNAR = VNAR + SCNAR

     in which:

     VNAR (Variable Net Amount at Risk) = Maximum (a,b) multiplied by the Reinsurer's Percentage (defined in Schedule A) in which:

          a = (Contractual Death Benefit - Account Value) and

          b = 0

     SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the Reinsurer's Percentage

B. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

GMIB
----

C. The IBNAR (Income Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     IBNAR = Maximum [(IBB * (MAPR/SAPR) - Account Value), 0] * Reinsurer's Percentage

     where:

     .    The INCOME BENEFIT BASE (IBB) is as defined in Schedule A

     . The MINIMUM ANNUITY PURCHASE RATE (MAPR) per $1000 is calculated using the following assumptions:

Mortality Table         Annuity 2000 (Exhibit I)
Age Setback             7 Years
Mortality Improvement   None
Unisex Blend:           Sex distinct only
Interest Rate:          2.5% all years
Expenses:               None
Premium Taxes:          Applied by state of residence and market
Age:                    Attained age on exercise date
Frequency of payment    Monthly

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     Annuity form:

     1. Individual Basis: Limited to a Life Annuity with a Period Certain. The number of years of Period Certain is as defined below:

Age at Annuitization   Period Certain Years
--------------------   --------------------
      Up to 79                   10
         80                       9
         81                       8
         82                       7
         83                       6
       84-85                      5

     2. Joint Basis: Limited to a Joint and 100% Survivor Annuity with 10-Year Period Certain

     . The SETTLEMENT ANNUITY PURCHASE RATE (SAPR) per $1000, which is used at time of annuitization for reinsurance claims settlement shall be equal to the fixed annuity purchase rate that the Cedent would provide to an annuitant in the same class.

     Annuity form:

     1. Individual Basis: Limited to a Life Annuity with a Period Certain The number of years of Period Certain is as defined below:

Age at Annuitization   Period Certain Years
--------------------   --------------------
      Up to 79                   10
         80                       9
         81                       8
         82                       7
         83                       6
       84-85                      5

     2. Joint Basis: Limited to a Joint and 100% Survivor Annuity with 10-Year Period Certain

D. Premium taxes will be applied on a consistent basis between the MAPR and SAPR to calculate the IBNAR.

E. The IBNAR for each contract ceded hereunder shall be calculated as of the last day of each calendar month prior to the termination of liability contingencies set forth in Article II.

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GWB
---

F. The WBNAR (Withdrawal Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     WBNAR = Maximum [(GWB Benefit Base - Account Value), 0] * Reinsurer's Percentage (defined in Schedule A).

     A claim is incurred when the Account Value equals zero and is paid out in installments equal to the GWB Annual Benefit Payment (defined in Schedule
     A) consistent with the reinsured contract.

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                                    ARTICLE V

                              REINSURANCE PREMIUMS

A. The Cedent shall pay the Reinsurer an Initial Reinsurance Premium equal to 419,847.

B. The total Reinsurance Premium for the business ceded hereunder is the sum of the GMDB Reinsurance Premium, the GMIB Reinsurance Premium, and the GWB Reinsurance Premium, each of which is defined separately in this article.

C. The Reinsurance Premium rates and structure described above are subject to change in accordance with the criteria described in Article XV.

GMDB Reinsurance Premium
------------------------

D. The GMDB Reinsurance Premium rates are expressed in terms of basis points and are defined in Exhibit II.

E. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. This value shall be applied to the GMDB Reinsurance Premium rates per premium class on a 1/12th basis.

GMIB Reinsurance Premium
------------------------

F. The GMIB Reinsurance Premium rates are expressed in terms of basis points, as set forth in Exhibit II, and shall be calculated on an aggregate basis.

G. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate IBB value for the reporting month. This value shall be applied to the annualized GMIB cession premium rates on a 1/12th basis.

GWB Reinsurance Premium
------------------------

H. The GWB Reinsurance Premium rates are expressed in terms of basis points and are defined in Exhibit II.

I. The Cedent shall calculate the Reinsurer's Percentage of the Guaranteed Withdrawal Amount for the reporting month. This value shall be applied to the annualized GWB Reinsurance Premium rates per premium class on a 1/12th basis.

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                                   ARTICLE VI

                           REINSURANCE ADMINISTRATION

A. Within thirty (30) days after the end of each calendar month, the Cedent shall take all reasonable and appropriate steps to furnish the Reinsurer with a seriatim electronic report, as detailed in Schedule B, for each Reinsured Contract, valued as of the last day of that month.

     Failure to provide this information as required shall constitute a material breach within the scope of Article XX, Paragraph E.

B. Additionally, within thirty (30) days after the end of each calendar month the Cedent shall furnish the Reinsurer with a separate Summary Statement containing the following:

     1. Reinsurance Premiums due to the Reinsurer summarized separately for each premium class by GMDB, Income Program, and Withdrawal Program, as shown in Exhibit II;

     2. benefit claim recoverables due to the Cedent in total and, if applicable, broken down by VNAR, SCNAR, Income Program, and Withdrawal Program; and

     3.   the month end date for the period covered by the Summary Statement.

C. If the net balance is due to the Reinsurer, the Cedent shall remit the amount due with the Summary Statement, but no later than thirty (30) days after the month end date for the period covered by the Summary Statement. If the net balance is due to the Cedent, the Reinsurer shall remit the amount due to the Cedent within ten (10) days after receipt of the Summary Statement.

D. The payment of Reinsurance Premiums is a condition precedent to the liability of the Reinsurer under this Agreement. In the event that the Cedent does not pay the Reinsurance Premiums in a timely manner, as defined below, the Reinsurer may exercise the following rights:

     1. The Reinsurer shall charge interest if Reinsurance Premiums are not paid within thirty (30) days of the due date, as defined in Paragraph C of this Article. The interest rate charged shall be based on the ninety-(90) day federal Treasury Bill, as published in The Wall Street Journal on the first business day in the month following the due date of the Reinsurance Premiums, plus one hundred (100) basis points. The method of calculation shall be simple interest (360-day year).

     2. The Reinsurer may terminate this Agreement in the event that Reinsurance Premium payments are more than sixty (60) days past due after the due date, as described in Paragraph C of this Article, by giving sixty (60) day written notice of termination to the Cedent. As of the close of the last day of this sixty-(60) day notice period, the Reinsurer's liability with respect to the ceded liabilities shall terminate. If all Reinsurance Premiums that are the subject of a sixty
          (60) day termination notice shall have been received by the Reinsurer within the time specified, the termination notice shall be deemed vacated and the Agreement shall remain in effect.

E. The Cedent will provide annually a listing of all portfolios in which the sub-accounts of the underlying contracts are invested. The listing shall be provided by May 31 in each calendar year.

                                   ARTICLE VII

                              SETTLEMENT OF CLAIMS

A. GMDB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract with respect to deaths that occur on or after the Effective Date.

     GMIB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract on or after the expiration of the waiting period and upon annuitization under the terms of the Income Program where such events occur, on the policies reinsured hereunder, on or after the Effective Date.

     GWB: The Reinsurer shall indemnify the Cedent under this Agreement only for benefit claims that the Cedent paid as contractually required under a Reinsured Contract under the terms of the Withdrawal Program on or after the Effective Date.

B. In the event that the Cedent provides satisfactory proof of claim liability to the Reinsurer, benefit claim settlements made by a Cedent and accepted by the Reinsurer shall be unconditionally binding on the Reinsurer. The Cedent shall report all approved benefit claims in bordereau including cause of death, as available, in such format as may be agreed to from time to time.

C. GMDB: Within thirty (30) days after the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual death benefit claims paid in respect of Reinsured Contracts in that month, based on the net amount at risk definition, set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefit claim liabilities.

     GMIB: Within thirty (30) days of the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual Income Program benefits paid in respect of Reinsured Contracts in that month, based on the IBNAR definition set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefits.

     GWB: Within thirty (30) days of the end of each calendar month, the Cedent shall notify the Reinsurer of the ceded contractual Withdrawal Program benefits paid in respect of Reinsured Contracts in that month, based on the WBNAR definition set forth in Article IV, and the Reinsurer shall indemnify the Cedent as provided in Article VI for the ceded benefits.

D. In no event will the Reinsurer be liable for expense incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to Reinsured Contract proceeds or benefits.

                                  ARTICLE VIII

                                    RESERVES

A. The Reinsurer shall hold and report in its statutory financial statements reserves (the "Reserves") with respect to liabilities ceded under this Agreement in amounts equal to or greater than those required by the state in which its statement is filed.

B. If required by the Cedent, as a condition of securing ceded reinsurance statement credit for a Cedent with respect to Reinsured Contracts, the Reinsurer shall contractually require any subsequent reinsurers to hold and report in their statutory financial statements reserves in amounts equal to or greater than those that would have been required of the Reinsurer.

                                   ARTICLE IX

                              RECAPTURE PRIVILEGES

A. The Cedent may recapture existing cessions in force in accordance with the following rules:

     1. The Cedent shall notify the Reinsurer of its intention to recapture at least ninety (90) days prior to any recapture.

     2. The Cedent may not recapture a cession unless this Agreement shall have been in force for fifteen (15) years, as measured from the Effective Date until the date of recapture.

     3. The recapture shall apply to all cessions in force under this Agreement.

     4. Recapture shall take place ratably over a thirty-six (36) month period (i.e., each month, the initial percentage reduces 2.78% times the initial percentage). The election to recapture shall be irrevocable.

                                    ARTICLE X

                              INSPECTION OF RECORDS

A. The Reinsurer and the Cedent and their employees and authorized representatives, respectively, may audit, inspect and examine, during regular business hours, at the home office of the other party, provided that reasonable advance notice has been given, any and all books, records, statements, correspondence, reports, and their related documents or other documents that relate to Reinsured Contracts.

B. The audited, inspected or examined party shall provide a reasonable work space for such audit, inspection or examination, cooperate fully and disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators or examiners. Each party will bear its own audit expenses.

C. All such information, including audit, inspection and examination reports and analyses, shall be kept confidential as provided herein.

                                   ARTICLE XI

                                   INSOLVENCY

A. In the event of the insolvency of the Cedent, any amount payable hereunder shall be paid by the Reinsurer pursuant to the terms of this Agreement will be made directly to the Cedent or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Cedent under the Reinsured Contracts without diminution because of such insolvency.

B. The conservator, liquidator, receiver or statutory successor of the Cedent will give the Reinsurer written notice of the pendency of a claim against the Cedent on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding.

C. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Cedent's name or in the name of the Cedent's conservator, liquidator, receiver or statutory successor, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Cedent or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Cedent as a part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Cedent solely as a result of the defense undertaken by the Reinsurer.

D. In the event of the Reinsurer's insolvency, as defined below, this Agreement will be terminated with respect to all cessions that occurred on or after the date of the insolvency. The liability of the Reinsurer hereunder shall continue with respect to cessions that occurred prior to the date of the insolvency and are subject to the payment of a Terminal Accounting and Settlement.

E.   Insolvency, for purposes of the preceding paragraph, is defined to be:

     1. the filing of a voluntary petition for liquidation by or on behalf of the Reinsurer;

     2.   any assignment for the benefit of creditors; or

     3. the appointment of a conservator, liquidator, receiver or statutory successor to conserve or administer the Reinsurer's properties or assets

     The effective date of such termination will be the date of the earliest of
     (1), (2) or (3).

                                   ARTICLE XII

                                   NEGOTIATION

A. Within ten (10) days after one of the parties shall have given to the other a first written notice of a specific dispute, each party shall designate an officer to seek a negotiated settlement. The designated officers shall promptly meet at an agreed location and negotiate in good faith.

B. If the officers cannot resolve the dispute within thirty (30) days after their first meeting, either party may commence arbitration proceedings. The parties may, however, agree, at any time to forego or terminate negotiations and proceed immediately to arbitration or to extend negotiations for an additional time certain.

C. All rights shall be reserved to each party pending a settlement of a dispute and no admissions, offers or other actions taken in such negotiations in efforts to effect a voluntary settlement of the disputed matter shall be admissible in any subsequent arbitration proceedings.

                                  ARTICLE XIII

                                   ARBITRATION

A. All disputes and differences between the parties will be decided by arbitration, regardless of the insolvency of either party, unless the liquidator, receiver or statutory successor is specifically exempted from an arbitration proceeding by applicable law.

B. Either party may initiate arbitration by providing written notification to the other party that sets forth (a) a brief statement of the issue(s); (b) the failure of the parties to reach agreement; and (c) the date of the demand for arbitration.

C. The arbitration panel shall consist of three arbitrators who must be impartial and each of whom must, at that time, either be accredited as an arbitrator by ARIAS-US or be an active or former officer of a life insurance or reinsurance companies other than the parties or their affiliates.

D. Each party shall select an arbitrator within thirty (30) days from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, the arbitrator will appoint an arbitrator on its behalf. The two (2) arbitrators shall select the third arbitrator, who must also be, at that time, accredited by ARIAS-US as an Umpire, within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed, the Umpire Selection Procedures of ARIAS-US, as in force at that time, shall be used to select the third arbitrator.

E. The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider equitable principles as well as industry custom and practice regarding the applicable insurance and reinsurance business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

F. The arbitrators shall determine all arbitration schedules and procedural rules and may, in their discretion, use applicable ARIAS-US forms and procedures. Organizational and other meetings will be held in New York, NY, unless the arbitrators shall otherwise provide. The arbitrators shall decide all matters by majority vote.

G. The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, in their discretion, award costs and expenses as they deem appropriate, including but not limited to legal fees and interest. Judgment may be entered upon the final decisions of the arbitrators in any court of competent jurisdiction. The arbitrators may not award any exemplary or punitive damages.

H. Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses charged by its respective counsel, accountants, actuaries and other representatives in connection with the arbitration and (b) one-half of the expenses of the arbitration, including the fees of the arbitrators.

                                   ARTICLE XIV

                          RIGHT TO OFFSET BALANCES DUE

All moneys due either the Cedent or the Reinsurer under this Agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of the other party.

                                   ARTICLE XV

                          CONTRACT AND PROGRAM CHANGES

A. The Cedent shall give the Reinsurer thirty (30) days prior written notice, unless otherwise agreed to by the Cedent and the Reinsurer, of any accepted changes to the Reinsured Contracts relating to a Cedent's annuity product design and/or death benefit design, fees and charges, distribution systems and/or methods or addition of any riders to any Reinsured Contract forms.

B. The Cedent shall provide to the Reinsurer a copy of each general communication that the Cedent sends to contract holders in any state.

C. The Cedent shall simultaneously provide to the Reinsurer and any subsequent retrocessionaires, a copy of any notice of any proposed change in the investment options supporting Reinsured Contracts, and/or any other accepted changes to the Reinsured Contracts related to a Cedent's annuity product design and/or death benefit design, fees, charges, distributions systems and/or methods or additions of any riders to any Reinsured Contract forms.

                                   ARTICLE XVI

                                 CONFIDENTIALITY

A. Each party shall maintain the confidentiality of all information, including legally protected personal information pertaining to individuals, that is provided to it by the other party in connection with this Agreement; provided, however, that this obligation of confidentiality shall not apply
     (a) if and to the extent that disclosure is required by applicable law or any court, governmental agency or regulatory authority or by subpoena or discovery request in pending litigation; (b) if the information is or becomes available from public information (other than as a result of prior unauthorized disclosure by the disclosing party); (c) if the information is or was received from a third party not known by the disclosing party to be under a confidentiality obligation with regard to such information; or (d) if the information was in the possession of the disclosing party (having received such information on a non-confidential basis) other than by reason of the services performed pursuant to this Agreement; provided, further, that legally protected information shall not be disclosed or used in violation of applicable law.

B. In the event that either party becomes legally compelled to disclose any such confidential information, such party will give prompt written notice of that fact to the other party so that such other party may seek an appropriate remedy to prevent such disclosure; provided, however, that this provision shall not apply to information that is or otherwise becomes available to the public or that was previously available to the public on a non-confidential basis.

C. Information may be disclosed (duplicating is permitted for such disclosure) to a party's directors, officers, employees, agents, affiliates (excluding Reinsurance Group of America, Incorporated, as an affiliate of the Cedent) and external advisors and their directors, officers, employees, professional advisers, agents and rating agencies (collectively, the "Representatives") and all such Representatives shall be advised of the terms of this Agreement and each party shall be responsible for any breach of the terms of this Agreement by its Representatives.

                                  ARTICLE XVII

                                OTHER PROVISIONS

A. Notice. Written notices under this Agreement shall be effective when delivered to any party at the address provided herein:

1.   If to the Cedent:

          Lisa Kuklinski-Ramirez
          First MetLife Investors Insurance Company
          C/O Metropolitan Life Insurance Company
          Harborside Financial Center
          600 Plaze II
          Jersey City, NJ 07311
          Phone: (201)761-4616     Fax: (201)761-4563

2.   If to the Reinsurer:

          Tony Bibbings, C.A., Agent
          Exeter Reassurance Company, Ltd.
          C/O Beacher Carlson Management, Ltd.
          Continental Building
          25 Church Street
          P.O. Box HM 2461
          Hamilton HM JX, Bermuda

     Either party may change its address by giving the other party written notice of its new address; provided, however, that any notice of a change of address shall be effective only upon receipt.

B. Administrative Communications and Payment Remittances. Each party shall, by written notice to the other, designate offices and depositaries for the receipt of administrative communications and payment remittances. Administrative communications and payments remittances shall be deemed delivered only upon actual receipt by the designated office or depositary, respectively.

C. Amendment and Non Waiver. Any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties. No waiver by either party of any default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

D. Assignment. This Agreement shall be binding on the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

E. Reinsured Contract Assignments. The Cedent may, in its discretion and without the separate consent of the Reinsurer, accept a substitution of a majority-owned affiliate of Metropolitan Life Insurance Company in lieu of any Cedent as to any Reinsured Contract, whether by assumption reinsurance or otherwise, with the Reinsured Contract continuing in force unchanged, which substitution shall be binding on the Reinsurer.

F. Severability. In the event that any provision or term of this Agreement shall be held invalid, illegal or unenforceable, all of the other provisions and terms shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if provisions or terms are held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out its original intent.

G. Survival. All provisions of this Agreement shall, to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights hereunder, survive its termination.

H. Choice of Law, Forum and Consent to Service. This Agreement is subject to and is to be interpreted in accordance with the laws of the State of New York without regard to the New York choice of law rules. While the parties contemplate that all disputes will be decide through negotiation or arbitration as provided herein, in the event of any legal proceedings, the parties shall submit to the exclusive jurisdiction of courts of the State of New York and the United States of America located in the City of New York and shall abide by the final decision of such courts. Each party hereby designates the Superintendent of Insurance of the State of New York as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the other party arising out of the Agreement. Process accepted by the Superintendent on behalf of party shall be forwarded to that party at the address specified herein.

I. Settlements. Claim settlements made by the Cedent in good faith, including compromises, shall be unconditionally binding on the Reinsurer.

J. Payments. All reinsurance settlements and other payments will be effected through off-setting balances, electronic funds transfers or as the parties may otherwise agree to carry out the purposes of this Agreement.

K.   Currency. All financial transactions under this Agreement shall be made in
     U. S. dollars.

L. Intermediaries. Each party represents that all negotiations relative to this Agreement and the transactions contemplated hereby, including any subsequent Assumption Reinsurance Agreement with respect to the Reinsured Contracts, have been carried out by the Cedent and the Reinsurer directly and without the intervention of any person in such manner as to give rise to any valid claim by any other person for a finder's fee, brokerage commission or similar payment.

M. Construction Rules. Each party represents that its has been represented by and relied on the advice of counsel of its choice in the negotiation and drafting of the Agreement. The parties affirm that their respective counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Schedule attached hereto.

N. Authority. Each party represents that it has full power and authority to enter into and to perform this Agreement and that the person signing this Agreement on its behalf has been properly authorized and empowered to do so. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

O. Changes. In the event the Cedent's liability to make any payment is changed due to a modification or cancellation of a Reinsured Contract, Reinsurer's liability to make any such payment shall also be changed in the same manner and to the same extent. In the event that the amount of liability provided by a Reinsured Contract is increased or reduced because of a misstatement of age or sex, the reinsurance liability of the Reinsurer shall be increased or reduced by the same amount. Any adjustments for this reason shall be made without interest.

P. Unreasonable Refusal of Agreement. Neither party, acting unreasonably, will withhold agreement to any discretionary action for the sole purpose of terminating this Agreement or otherwise frustrating its purpose.

Q. Independent Contractor. The parties shall be deemed to be independent contractors, each with full control over its respective business affairs and operations. This Agreement shall not be construed as a partnership or joint venture and neither party hereto shall be liable for any obligations incurred by the other party except as expressly provided herein.

R. Schedules, Exhibits and Captions. Schedules and Exhibits attached hereto are incorporated into this Agreement. Captions are provided for reference only.

S. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

T. The Cedent shall notify the Reinsurer in advance of entry into any amendment to the Reinsurance Agreement and, in the event that such amendment would materially change the ceded liabilities, the parties shall modify the provisions of this Agreement to restore the Reinsurer to its original position unless the parties shall agree otherwise.

                                  ARTICLE XVIII

                                ENTIRE AGREEMENT

This Agreement, together with Schedules A and B, and Exhibits I and II supercedes all prior discussions and agreements between the parties and constitutes their sole and entire agreement with respect to Reinsured Contracts and there are no understandings between the parties other than as expressed herein.

                                   ARTICLE XIX

                                     DAC TAX

A. The parties will make a joint election, in accordance with Treas. Reg. 1.848-2(g)(8), issued December 28, 1992, under (S) 848 of the Internal Revenue Code and the party with the net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitations of (S) 848(c)(1) of the Code;

     1. the election will take effect on the Effective Date and will remain in effect for all subsequent years that this Agreement remains in effect; and

     2. each party shall attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective that identifies the agreements (including this Agreement) for which joint elections have been made under this Regulation.

B.   Pursuant to this joint election:

     1. each party will exchange information pertaining to the amount of net consideration under this Agreement to assure consistency or as may otherwise be required by the Internal Revenue Service;

     2. Cedent will submit its calculation of the "net consideration" as defined under the above referenced regulation to Reinsurer not later than May 1 for each and every tax year for which this Agreement is in effect;

     3. Reinsurer may challenge such calculation within ten (10) working days of receipt of the Cedent's calculation; and

     4. the parties will act in good faith to reach agreement as to the correct amount of net consideration whenever there is disagreement as to the amount of net consideration as determined under Treas. Reg. 1.848-2(f).

C. Each party represents and warrants that it is subject to U. S. taxation under Subchapter L of Chapter 1 of the Code.

                                   ARTICLE XX

                              DURATION OF AGREEMENT

A.   Cessions may be made while this Agreement is in force.

B. Either the Cedent of the Reinsurer may cancel this Agreement for future cessions upon ninety (90) days prior written notice.

C. Except as otherwise provided herein, the Agreement shall be unlimited in duration but may be reduced or terminated for future cessions.

D. This Agreement shall remain in force as provided herein until the termination of the Cedent's liability on the Reinsured Contracts.

E. Either party may terminate this Agreement in the event that the other party is in material breach of the terms or conditions of this Agreement provided that the terminating party has notified the other party of the breach and the other party has not initiated the cure of such breach within thirty
     (30) days after such notice to be effectuated as promptly as possible.

F. In the event that a Cedent shall terminate a Reinsurance Agreement for the cession of new annuity contract liabilities because, in its discretion, after a good faith effort, it was unable to obtain regulatory credit for reinsurance ceded to the Reinsurance Agreement, this Agreement shall continue in effect, on a run-off basis, for all annuity contract liabilities ceded by that Cedent prior to the Reinsurance Agreement termination date; provided, however, that the Cedent has made a good faith effort to obtain regulatory credit for reinsurance ceded to the Reinsurance Agreement.

                                   ARTICLE XXI

                            NON-ADMITTED REINSURANCE

A.   Security Requirement. In the event that the Cedent shall, at any time,
     --------------------
     notify the Reinsurer of its determination that security for reinsurance recoverables hereunder is or may be necessary for the Cedent to obtain any associated regulatory statement credit for reinsurance ceded to this Agreement on account of the Reinsurer being neither admitted or accredited as a reinsurer, the Reinsurer shall establish a trust ("the Trust") in accordance with Section B of this Article or the Reinsurer shall provide a letter of credit (an "LOC") in accordance with Section C of this Article.

B.   Trust Agreement.
     ---------------

     1. Except as may be provided in Section C of this Article, the Cedent and the Reinsurer shall enter in to a Trust Agreement that complies with regulations of the domiciliary state of the Cedent, establishing a Trust Account for the benefit of the Cedent to cover the recoverables and/or Statutory Reserves attributable to the Reinsured Policies. The Trustee shall be a bank, acceptable to each party, that is organized in the United States; that is regulated, supervised and examined by federal or state banking regulatory authorities; and that meets any other applicable regulatory financial condition standards. The bank shall not be a parent, subsidiary or affiliate of the Cedent or Reinsurer.

     2. This Trust Agreement is intended to secure Annual Statement credit for reinsurance ceded by the Cedent to the Reinsurer in accordance with regulations of the domiciliary state of the Cedent and, in the event that the parties fail to enter into the Trust Agreement and fund the Trust Account, as provided herein, within five (5) working days after this Agreement shall have been signed by both parties, this Agreement, unless the parties otherwise provide, shall be null and void.

     3. Assets having a value at least equal to 102% of the Statutory Reserves attributable to the Reinsured Policies shall be deposited into the Trust Account and maintained at all times until its dissolution. Assets deposited in the Trust Account shall be valued according to their current fair market value, as determined under the statutory accounting rules of the domiciliary state of the Cedent, and shall consist only of cash (United States legal tender) and such domiciliary state statutorily permitted investments that are not issued by a parent, subsidiary or affiliate of either party.

     4. Prior to depositing assets with the Trustee, the Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Cedent or the Trustee, upon direction of the Cedent, may, whenever, necessary, negotiate any such assets without consent or signature from the Reinsurer of an other person or entity, other than the Trustee, in accordance with the terms of the Trust Agreement.

     5. Assets in the Trust Account, established hereunder, may be withdrawn by the Cedent at any time, notwithstanding any other provisions of this Agreement, and shall be utilized and applied by the Cedent or any successor of the Company by operation of law, including without limitation any liquidator, rehabilitator, receiver or conservator of the Cedent, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

          i. to reimburse the Cedent for the Reinsurer's share of premiums returned to the owners of the Policies on account of cancellations of such Policies;

          ii. to reimburse the Cedent for the Reinsurer's share of benefits claims paid by the Cedent under the terms and provisions of the Policies;

          iii. to fund an account with the Cedent in an amount at least equal to the ceded reinsurance deduction from the Cedents Policy liabilities hereunder, which amount shall include, but not be limited to, reserves for benefit claims incurred (including benefit claims incurred but not reported)

          iv. to pay any other amounts that the Cedent claims to be due hereunder

     6. With the approval of the Cedent, the Reinsurer may withdraw from the Trust Account all or any part of the assets contained therein and transfer such assets to the Reinsurer; provided

          i. the Reinsurer shall, at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain the Trust Account at the required amount at all times; or

          ii. after such withdrawals and transfers, the market value of the Trust Account is not less than 102% of the required amount.

          The Cedent shall be the sole judge as to the application of this provision, but shall not unreasonably or arbitrarily withhold its approval.

     7. The Cedent will return any amounts drawn on the LOC in excess of the actual amounts required for subparagraphs (i), (ii) and (iv) of paragraph 5 or, in the case of subparagraph (iii) of paragraph 5, any amounts that are subsequently determined not to be due. The Cedent will pay interest on amounts withdrawn in excess of the actual amount required under subparagraph (iii) of paragraph 5 at a rate equal to the "Prime Rate" published in The Wall Street Journal (currently the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), which rate shall be adjusted on the last day of each month; and

     8. All of the foregoing provisions are to be applied without diminution because of insolvency on the part of either party.

C.   Letters of Credit.
     -----------------

     1. The Reinsurer will provide an LOC that complies with regulations of the domiciliary state of the Cedent.

     2. The Reinsurer shall be the LOC applicant. The Trustee shall be a bank, acceptable to each party, that is organized in the United States; that is regulated, supervised and examined by federal or state banking regulatory authorities; and that meets National Association of Insurance Commissioners-Securities Valuation Office standards for acceptable LOC issuance. The bank shall not be a parent, subsidiary or affiliate of the Cedent or Reinsurer.

     3. The LOC may be drawn at any time, notwithstanding any other provisions herein and may be utilized by the Cedent or any successor by operation of law, including without limitation any liquidator, rehabilitator or receiver of the Cedent for the following purposes:

          i. to reimburse the Cedent for the Reinsurer's share of Policy premiums returned on account of cancellations;

          ii. to reimburse the Cedent for the Reinsurer's share of benefit claims paid by the Cedent under the terms and provisions of the Policies;

          iii. to fund an account with the Cedent in an amount at least equal to the ceded reinsurance deduction from the Cedents Policy liabilities hereunder, which amount shall include, but not be limited to, reserves for benefit claims incurred (including benefit claims incurred but not reported)

          iv. to pay any other amounts that the Cedent claims to be due hereunder

     4. The Cedent will return any amounts drawn on the LOC in excess of the actual amounts required for subparagraphs (i), (ii) and (iv) of this paragraph or, in the case of subparagraph (iii) of this paragraph, any amounts that are subsequently determined not to be due. The Cedent will pay interest on amounts withdrawn in excess of the actual amount required under subparagraph (iii) at a rate equal to the "Prime Rate" published in The Wall Street Journal (currently the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks), which rate shall be adjusted on the last day of each month; and

          (e) All of the foregoing provisions are to be applied without diminution because of insolvency on the part of either party.

                                  ARTICLE XXII

                      CEDENT REPRESENTATIONS AND WARRANTIES

The Cedent represents and warrants, to the best of its knowledge, the following:

1.   Corporate Status. The Cedent is duly licensed, qualified or admitted to do
     ----------------
     business and is in good standing in all jurisdictions in which it is required to be so qualified, licensed or admitted to do business by the laws thereof.

2.   Authority. The Cedent has the full corporate power and authority to carry
     ---------
     out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Cedent. The Cedent shall maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3.   Other Reinsurance. The Cedent maintains the right to enter into other
     -----------------
     reinsurance agreements affecting the Policies reinsured. However, the Cedent will maintain net for it's own account at least a 10% quota share of risk.

4.   Tax Status. The Cedent represents and warrants that it is subject to U. S.
     ----------
     taxation under Subchapter L of Chapter 1 of the Code.

                                  ARTICLE XXIII

                    REINSURER REPRESENTATIONS AND WARRANTIES

The Reinsurer represents and warrants, to the best of its knowledge, the following:

1.   Corporate Status. The Reinsurer is duly licensed, qualified or admitted to
     ----------------
     do exempt insurance business and is in good standing in Hamilton, Bermuda.

2.   Authority. The Reinsurer has the full corporate power and authority to
     ---------
     carry out and perform its undertakings and obligations under this Agreement. This Agreement has been duly and validly signed and delivered by the Reinsurer. The Reinsurer shall at maintain in force all such legal and regulatory authorizations as may be reasonably necessary or appropriate for the performance of its obligations under this Agreement.

3.   License Status. The Reinsurer is not an authorized insurer or accredited
     --------------
     reinsurer in New York. The Reinsurer shall notify the Ceding Company within five (5) days after the date of any change in its status.

4.   Tax Status. The Reinsurer is subject to U.S. taxation under Subchapter L of
     ----------
     Chapter 1 or Subpart F of Part II of Subchapter N or Chapter 1 of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

FIRST METLIFE INVESTORS INSURANCE COMPANY


By:      /s/ Richard C. Pearson
         ---------------------------------

Title:   Executive Vice President
         ---------------------------------


EXETER REASSURANCE COMPANY, LTD.


By:      /s/ RBB
         ------------------------------------

Title:   Chairman
         ---------------------------------

Schedule A   Plans of Reinsurance

Schedule B   Required Data and Suggested Layout

Exhibit I 1994 Variable Annuity MGDB Mortality Tables Mortality Table - Income Program (Annuity 2000 Valuation) Projection Scale G

Exhibit II   Reinsurance Premiums

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.   Reinsurer's Percentage:

          100% of the business described herein.

B.   Effective Date:

          December 1, 2004.

C.   Death Benefits Ceded:

     Guaranteed Minimum Death Benefits (GMDB)
     ----------------------------------------

          .    Principal Protection: Return of Premium.

          . Annual Step-Up Benefit: Maximum Anniversary Value to attained age 80; GMDB frozen thereafter.

          Note: Withdrawals reduce the death benefit proportionately.

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (PAGE 2 OF 4)

D.   GMIB (Contractual Income Program Benefit) Ceded:

          Income Benefit Base (IBB)
          -------------------------

          Version 1 - Greater of an Annual Ratchet to attained age 80 and a 6% Rollup to attained age 80; frozen thereafter. The IBB is reduced proportionately for withdrawals.

          Version 2 - Greater of an Annual Ratchet to attained age 80 and a 5% Rollup to attained age 80; frozen thereafter. The IBB is reduced proportionately for withdrawals.

          Waiting Period
          --------------

          Contractholders can elect to annuitize under the Income Program thirty
          (30) days prior to their tenth (10th) or later contract anniversary and also under one of the life annuity forms stated in Article IV.

          Annuitization
          -------------

          Annuitization under the Income Program means that the annuitant is receiving guaranteed fixed income payments based on the IBB and the MAPR under one of the life annuity forms shown below under Paragraph E.

          Income Program Rider Election
          -----------------------------

          The contractholder can only elect the Income Program Rider at issue. Once election is made, it is irrevocable.

          Income Program Rider Cancellation
          ---------------------------------

          The contractholder of the annuity can not cancel the Income Program rider at any time.

          Step-Up or Reset of IBB
          -----------------------

          Not Available.

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (PAGE 3 OF 4)

E.   Guaranteed Withdrawal Benefit (GWB) Ceded

          GWB Benefit Base
          ----------------

          . Benefit Base when account value reaches zero, paid out in equal installments

          .    Initial Benefit Base = Initial Deposit x (1 + 5% Bonus Rate)

          .    Additional deposits increase the Benefit Base

          .    Withdrawals decrease the Benefit Base

          .    Benefit Base may be reset at an optional reset date

          Guaranteed Withdrawal Amount
          ----------------------------

          .    Initial Guaranteed Withdrawal Amount = Initial Benefit Base

          .    Additional Deposits may increase the Guaranteed Withdrawal Amount

          .    Withdrawals do not decrease the Guaranteed Withdrawal Amount

          . Guaranteed Withdrawal Amount may be reset at an optional reset date

          GWB Annual Benefit Payment
          --------------------------

          .    The maximum income amount payable in a contract year.

          .    Equal to GWB Benefit Base x 5%

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                  (PAGE 4 OF 4)

F.   Reinsured Contracts:

          FIRST METLIFE INVESTORS INSURANCE COMPANY

          Deferred Annuity Contracts
          --------------------------

          VA Class Contract (Standard Contract, 7-year surrender charge schedule)

          XC Class Contract (Bonus Contract, 9-year surrender charge schedule)

          AA Class Contract (Standard Contract, 7-year surrender charge schedule, A. G. Edwards distribution)

          B Class Contract (Standard Contract, 7-year surrender charge schedule,
             Edward Jones distribution)

          L Class Contract (3-year surrender charge schedule)

          C Class Contract (No surrender charges)

          A Class Contract (Front-end load)

          Form Numbers
          ------------

          1.   Death Benefit Rider (Annual Step-Up) Form 6017 (02/02)

          2.   Guaranteed Minimum Income Benefit Form 4518 (09/02)

          3.   Guaranteed Minimum Income Benefit Form 4518-1 (09/03)

          4.   Guaranteed Withdrawal Benefit Form FMLI-690-1 (7/04)

          5.   Death Benefit Rider (Principle Protection) Form 6015 (02/02)

                                   SCHEDULE B

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                  (Page 1 of 3)

FIELD DESCRIPTION                            COMMENTS
-----------------                            --------
Annuitant's ID:                              Last Name
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Joint Annuitant's ID:                        Last Name If Applicable
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Owner's ID:                                  Last Name
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Joint Owner's ID:                            Last Name If Applicable
                                             First Name
                                             Middle Name
Sex                                          M or F
Date of Birth                                YYYYMMDD
Social Security No. / Social Insurance No.

Policy Number
Policy Issue Date                            YYYYMMDD
Policy Issue Status                          NI = True New Issue, SC = Spousal Continuance,
                                             EX = 1035 Exchange
Tax Status                                   Qualified (Q), or Non-qualified (N)

                                   SCHEDULE B

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                  (PAGE 2 OF 3)

FIELD DESCRIPTION                            COMMENTS
-----------------                            --------
GMDB/EEB SECTION (If applicable)
--------------------------------
Mortality Risk Definition Indicator          AV = VNAR; CV = VNAR + SCNAR
Death Claim Trigger                          A = Annuitant, O = Owner, 1 = 1st to die, 2 = 2nd to die
                                             (e.g., A2 = payable upon death of second of joint
                                             annuitants)
Current Ratchet Value                        If Applicable
Current Reset Value                          If Applicable
Current Rollup Value                         If Applicable
Current Return of Premium Value              If Applicable

Minimum Guaranteed Death Benefit
Contract Death Benefit                       Greater of Account Value and Minimum Guaranteed Death Benefit
Effective Date of the Rider
Account Value as of the Effective Date of
the Rider
Mortality Risk     VNAR                      Max [Contractual Death Benefit - Account Value), 0]
                  SCNAR                      Surrender Charge, if applicable
                 EEMNAR                      X% of Death Benefit less Net Purchase Payments
Earnings                                     Death Benefit less Net Purchase Payments
Earnings CAP                                 X% of Net Purchase Payments

GMIB SECTION (If applicable)
----------------------------
GMIB Indicator                               Y = benefit elected, N = benefit not elected, NA = not applicable
Income Benefit Elected                       01 = option 1, 02 = option 2, etc.
Expiration of Waiting Period                 YYYYMMDD
GMIB Annuitization Date                      YYYYMMDD - actual date
Most Recent GMIB Step-up / Reset Date        YYYYMMDD, if applicable
Cancellation Date                            YYYYMMDD, if applicable
Pricing Cohort Indicator
IBB Amount
GMIB IBNAR Amount                            Calculated using an individual life annuity form with 10 years certain
Treasury Rate                                Used in IBNAR calculation

GWB SECTION (if applicable)
---------------------------
GWB Indicator                                Y = benefit elected, N = benefit not elected, C = rider cancelled
GWB Election Date                            YYYYMMDD
Total-GWB-Benefit-Base-Amt
Total-GWB-Guar-Withdrl-Amt
Total-GWB-Ann-Benefit-Pymnt
Total-GWB-Rem-Ann-Bnft-Pymnt
Tota-GWB-Rider-Charge
GWB-Optn-Reset-Date

Account Value                                Current total value
Surrender Charge                             If reinsured
Cumulative Deposits                          Total premiums
Cumulative Withdrawals                       Total withdrawals
Net Purchase Payments                        Total premiums less total withdrawals (proportional adjustment)
Deposits made in quarter of death            dollar value
Quota Share ceded                            percentage

                                   SCHEDULE B

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT

                                  (PAGE 3 OF 3)

FIELD DESCRIPTION                            COMMENTS
-----------------                            --------
Funding Vehicle Values:
-----------------------

"MorningStar" designations (US)
Aggressive Growth
Balanced
Corporate Bond
Government Bond
Growth
Growth and Income
High Yield Bond
International Bond
International Stock
Money Market
Specialty Fund

Fixed Account
Dollar Cost Averaging

Note: total of funding vehicles should equal account value.

Termination Information:
------------------------
Termination Date                             YYYYMMDD, If applicable
Reason for Termination                       Death (D), Annuitization (A), 1035 Exchange (X), GMIB Election (I),
                                             Other (O).
Cause of Death                               If applicable. Use your Cause of Death code, and provide translation

Summary Information:                         For reconciliation purposes (may be paper summary)
-------------------                          Monthly aggregate information by GMIB Design, GMAB Design, and
Total number of records                      Pricing Cohort (if applicable)
Total of each dollar field                   Monthly aggregate information by GMIB Design, GMAB Design, and
                                             Pricing Cohort (if applicable)

Note: All values to nearest dollar

                                    EXHIBIT I

                   1994 VARIABLE ANNUITY MGDB MORTALITY TABLE

                   (APPLIED AGE LAST BIRTHDAY AT ATTAINED AGE)

Attained Age   Male Qx    Female Qx
------------   --------   ---------
      1        0.000587   0.000519
      2        0.000433   0.000358
      3        0.000350   0.000268
      4        0.000293   0.000218
      5        0.000274   0.000201
      6        0.000263   0.000188
      7        0.000248   0.000172
      8        0.000234   0.000158
      9        0.000231   0.000154
     10        0.000239   0.000159
     11        0.000256   0.000169
     12        0.000284   0.000185
     13        0.000327   0.000209
     14        0.000380   0.000239
     15        0.000435   0.000271
     16        0.000486   0.000298
     17        0.000526   0.000315
     18        0.000558   0.000326
     19        0.000586   0.000333
     20        0.000613   0.000337
     21        0.000642   0.000340
     22        0.000677   0.000343
     23        0.000717   0.000344
     24        0.000760   0.000344
     25        0.000803   0.000346
     26        0.000842   0.000352
     27        0.000876   0.000364
     28        0.000907   0.000382
     29        0.000935   0.000403
     30        0.000959   0.000428
     31        0.000981   0.000455
     32        0.000997   0.000484
     33        0.001003   0.000514
     34        0.001005   0.000547
     35        0.001013   0.000585
     36        0.001037   0.000628
     37        0.001082   0.000679
     38        0.001146   0.000739
     39        0.001225   0.000805
     40        0.001317   0.000874
     41        0.001424   0.000943
     42        0.001540   0.001007
     43        0.001662   0.001064
     44        0.001796   0.001121
     45        0.001952   0.001186
     46        0.002141   0.001269
     47        0.002366   0.001371
     48        0.002618   0.001488
     49        0.002900   0.001619
     50        0.003223   0.001772
     51        0.003598   0.001952
     52        0.004019   0.002153
     53        0.004472   0.002360
     54        0.004969   0.002589
     55        0.005543   0.002871
     56        0.006226   0.003241
     57        0.007025   0.003713
     58        0.007916   0.004270
     59        0.008907   0.004909
     60        0.010029   0.005636
     61        0.011312   0.006460
     62        0.012781   0.007396
     63        0.014431   0.008453
     64        0.016241   0.009611
     65        0.018191   0.010837
     66        0.020259   0.012094
     67        0.022398   0.013318
     68        0.024581   0.014469
     69        0.026869   0.015631
     70        0.029363   0.016957
     71        0.032169   0.018597
     72        0.035268   0.020599
     73        0.038558   0.022888
     74        0.042106   0.025453
     75        0.046121   0.028372
     76        0.050813   0.031725
     77        0.056327   0.035505
     78        0.062629   0.039635
     79        0.069595   0.044161
     80        0.077114   0.049227
     81        0.085075   0.054980
     82        0.093273   0.061410
     83        0.101578   0.068384
     84        0.110252   0.075973
     85        0.119764   0.084432
     86        0.130583   0.094012
     87        0.143012   0.104874
     88        0.156969   0.116968
     89        0.172199   0.130161
     90        0.188517   0.144357
     91        0.205742   0.159461
     92        0.223978   0.175424
     93        0.243533   0.192270
     94        0.264171   0.210032
     95        0.285199   0.228712
     96        0.305931   0.248306
     97        0.325849   0.268892
     98        0.344977   0.290564
     99        0.363757   0.313211
    100        0.382606   0.336569
    101        0.401942   0.360379
    102        0.422569   0.385051
    103        0.445282   0.411515
    104        0.469115   0.439065
    105        0.491923   0.465584
    106        0.511560   0.488958
    107        0.526441   0.507867
    108        0.536732   0.522924
    109        0.543602   0.534964
    110        0.547664   0.543622
    111        0.549540   0.548526
    112        0.550000   0.550000
    113        0.550000   0.550000
    114        0.550000   0.550000
    115        1.000000   1.000000

                                    EXHIBIT I

                        MORTALITY TABLE - INCOME PROGRAM

                       2000 VALUATION (PER THOUSAND RATES)
                            (APPLIES AT ATTAINED AGE)

Age   Male - qx's   Female - qx's
---   -----------   -------------
  5        0.291          0.171
  6        0.270          0.141
  7        0.257          0.118
  8        0.294          0.118
  9        0.325          0.121
 10        0.350          0.126
 11        0.371          0.133
 12        0.388          0.142
 13        0.402          0.152
 14        0.414          0.164
 15        0.425          0.177
 16        0.437          0.190
 17        0.449          0.204
 18        0.463          0.219
 19        0.480          0.234
 20        0.499          0.250
 21        0.519          0.265
 22        0.542          0.281
 23        0.566          0.298
 24        0.592          0.314
 25        0.616          0.331
 26        0.639          0.347
 27        0.659          0.362
 28        0.675          0.376
 29        0.687          0.389
 30        0.694          0.402
 31        0.699          0.414
 32        0.700          0.425
 33        0.701          0.436
 34        0.702          0.449
 35        0.704          0.463
 36        0.719          0.481
 37        0.749          0.504
 38        0.796          0.532
 39        0.864          0.567
 40        0.953          0.609
 41        1.065          0.658
 42        1.201          0.715
 43        1.362          0.781
 44        1.547          0.855
 45        1.752          0.939
 46        1.974          1.035
 47        2.211          1.141
 48        2.460          1.261
 49        2.721          1.393
 50        2.994          1.538
 51        3.279          1.695
 52        3.576          1.864
 53        3.884          2.047
 54        4.203          2.244
 55        4.534          2.457
 56        4.876          2.689
 57        5.228          2.942
 58        5.593          3.218
 59        5.988          3.523
 60        6.428          3.863
 61        6.933          4.242
 62        7.520          4.668
 63        8.207          5.144
 64        9.008          5.671
 65        9.940          6.250
 66       11.016          6.878
 67       12.251          7.555
 68       13.657          8.287
 69       15.233          9.102
 70       16.979         10.034
 71       18.891         11.117
 72       20.967         12.386
 73       23.209         13.871
 74       25.644         15.592
 75       28.304         17.564
 76       31.220         19.805
 77       34.425         22.328
 78       37.948         25.158
 79       41.812         28.341
 80       46.037         31.933
 81       50.643         35.985
 82       55.651         40.552
 83       61.080         45.690
 84       66.948         51.456
 85       73.275         57.913
 86       80.076         65.119
 87       87.370         73.136
 88       95.169         81.991
 89      103.455         91.577
 90      112.208        101.758
 91      121.402        112.395
 92      131.017        123.349
 93      141.030        134.486
 94      151.422        145.689
 95      162.179        156.846
 96      173.279        167.841
 97      184.706        178.563
 98      196.946        189.604
 99      210.484        201.557
100      225.806        215.013
101      243.398        230.565
102      263.745        248.805
103      287.334        270.326
104      314.649        295.719
105      346.177        325.576
106      382.403        360.491
107      423.813        401.054
108      470.893        447.860
109      524.128        501.498
110      584.004        562.563
111      651.007        631.645
112      725.622        709.338
113      808.336        796.233
114      899.633        892.923
115     1000.000       1000.000

                                    EXHIBIT I

                               PROJECTION SCALE G

 Age    Male   Female
----   -----   ------
   5   1.50%    1.50%
   6   1.50%    1.50%
   7   1.50%    1.50%
   8   1.25%    1.40%
   9   1.00%    1.30%
  10   0.75%    1.20%
  11   0.50%    1.10%
  12   0.25%    1.00%
  13   0.24%    0.90%
  14   0.23%    0.80%
  15   0.22%    0.70%
  16   0.21%    0.60%
  17   0.20%    0.50%
  18   0.18%    0.50%
  19   0.16%    0.50%
  20   0.14%    0.50%
  21   0.12%    0.50%
  22   0.10%    0.50%
  23   0.10%    0.55%
  24   0.10%    0.60%
  25   0.10%    0.65%
  26   0.10%    0.70%
  27   0.10%    0.75%
  28   0.23%    0.85%
  29   0.36%    0.95%
  30   0.49%    1.05%
  31   0.62%    1.15%
  32   0.75%    1.25%
  33   1.00%    1.45%
  34   1.25%    1.65%
  35   1.50%    1.85%
  36   1.75%    2.05%
  37   2.00%    2.25%
  38   2.00%    2.25%
  39   2.00%    2.25%
  40   2.00%    2.25%
  41   2.00%    2.25%
  42   2.00%    2.25%
  43   1.95%    2.20%
  44   1.90%    2.15%
  45   1.85%    2.10%
  46   1.80%    2.05%
  47   1.75%    2.00%
  48   1.75%    2.00%
  49   1.75%    2.00%
  50   1.75%    2.00%
  51   1.75%    2.00%
  52   1.75%    2.00%
  53   1.70%    1.95%
  54   1.65%    1.90%
  55   1.60%    1.85%
  56   1.55%    1.80%
  57   1.50%    1.75%
  58   1.50%    1.75%
  59   1.50%    1.75%
  60   1.50%    1.75%
  61   1.50%    1.75%
  62   1.50%    1.75%
  63   1.50%    1.75%
  64   1.50%    1.75%
  65   1.50%    1.75%
  66   1.50%    1.75%
  67   1.50%    1.75%
  68   1.45%    1.75%
  69   1.40%    1.75%
  70   1.35%    1.75%
  71   1.30%    1.75%
  72   1.25%    1.75%
  73   1.25%    1.70%
  74   1.25%    1.65%
  75   1.25%    1.60%
  76   1.25%    1.55%
  77   1.25%    1.50%
  78   1.25%    1.50%
  79   1.25%    1.50%
  80   1.25%    1.50%
  81   1.25%    1.50%
  82   1.25%    1.50%
  83   1.25%    1.50%
  84   1.25%    1.50%
  85   1.25%    1.50%
  86   1.25%    1.50%
  87   1.25%    1.50%
  88   1.20%    1.45%
  89   1.15%    1.40%
  90   1.10%    1.35%
  91   1.05%    1.30%
  92   1.00%    1.25%
  93   1.00%    1.25%
  94   1.00%    1.25%
  95   1.00%    1.25%
  96   1.00%    1.25%
  97   1.00%    1.25%
  98   0.80%    1.00%
  99   0.60%    0.75%
 100   0.40%    0.50%
 101   0.20%    0.25%
 102   0.00%    0.00%
 103   0.00%    0.00%
 104   0.00%    0.00%
 105   0.00%    0.00%
 106   0.00%    0.00%
 107   0.00%    0.00%
 108   0.00%    0.00%
 109   0.00%    0.00%
 110   0.00%    0.00%
 111   0.00%    0.00%
 112   0.00%    0.00%
 113   0.00%    0.00%
 114   0.00%    0.00%
 115   0.00%    0.00%

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

A.   GMDB PROGRAM

                                                            REINSURANCE PREMIUM
       GMDB PROGRAM                PRODUCTS COVERED            (BASIS POINTS)
--------------------------  ------------------------------  -------------------
Principal Protection                 All Products                   9.00

Annual Step-up to attained     Class A, B & AA Products            10.00
age 80                        sold prior to May 1, 2004
                             and All Other Products sold
                                 prior to May 1, 2003

Annual Step-up to attained     Class A, B & AA Products            20.00
age 80                      sold after April 30, 2004 and
                            All Other Products sold after
                                    April 30, 2003

B.   Income Program

                                                            REINSURANCE PREMIUM
      INCOME PROGRAM               PRODUCTS COVERED            (BASIS POINTS)
--------------------------  ------------------------------  -------------------
Income Program Rider          All Products sold prior to           35.00
                                   February 15, 2003

Income Program Rider        All Products except Classes A,         45.00
                              B & AA sold after April 30,
                             2003 and Class AA sold after
                                April 30, 2004, if GMDB
                                program is Annual Step

Income Program Rider         All other Products sold after         50.00
                                   February 14, 2003

C.   WITHDRAWAL PROGRAM

                                                            REINSURANCE PREMIUM
      INCOME PROGRAM               PRODUCTS COVERED            (BASIS POINTS)
--------------------------  ------------------------------  -------------------
Withdrawal Program Rider             All Products                  50.00